Franklin Street Core Equity Fund

                       Statement of Assets and Liabilities
                                 March 20, 2002
--------------------------------------------------------------------------------

Assets:
--------------------------------------------------------
Cash                                                                   $ 100,000
--------------------------------------------------------               ---------
          Total Assets                                                   100,000
--------------------------------------------------------
Liabilities:                                                                -
--------------------------------------------------------               ---------
Net Assets for 10,000 shares outstanding                               $ 100,000
--------------------------------------------------------               =========
Net Assets Consist of:
--------------------------------------------------------
Paid in Capital                                                        $ 100,000
--------------------------------------------------------               =========
Net Asset Value, Offering Price and Redemption Proceeds Per Share:
--------------------------------------------------------
$100,000 / 10,000 shares outstanding                                     $ 10.00
--------------------------------------------------------               =========


Notes:

(1) The Franklin Street Core Equity Fund (the "Fund") is an open-end management investment company (a mutual fund) in a diversified series of the FSP Investment Trust (the "Trust"). The Trust was established as a Delaware business trust under a Declaration of Trust on December 12, 2001 and is registered under the investment company Act of 1940, as amended. The Fund has had no operations since that date other than those relating to organizational matters, including the issuance of 10,000 shares at $10.00 per share.

(2) Reference is made to the "Management of the Fund" (on page 8), "Administration of the Fund" (on page 9) and Tax Information (on page 16) in the prospectus for descriptions of the investmentadvisory fee, administrative and other services and federal tax aspects of the Fund.

(3) Certain Officers and Trustees of the Trust are Officers and Directors or Trustees of the Advisor and the Administrator.

(4) Investment Valuations - Short-term securities are valued at cost which approximates fair market value.


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Deloitte & Touche LLP
2500 One PPG Place
Pittsburgh, Pennsylvania  15222-5401

Tel: (412) 338-7200
Fax: (412) 338-7380
www.us.deloitte.com

                                                                        Deloitte
                                                                        & Touche



INDEPENDENT AUDITORS' REPORT

To the Board of  Trustees of FSP Investment  Trust and  Shareholder  of Franklin
  Street Core Equity Fund:

We have audited the accompanying statement of assets and liabilities of Franklin Street Core Equity Fund (the "Fund") (a series of FSP Investment Trust) as of March 20, 2002. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of assets and liabilities presents fairly, in all material respects, the financial position of Franklin Street Core Equity Fund as of March 20, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
April 1, 2002






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